Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.

Exhibit 10.22

FIRST AMENDMENT TO DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT (this “Amendment”) is made and entered into as of the latest dated signature on the signature page hereto, and is by and between Watson Laboratories, Inc., a Nevada corporation (“Actavis”), on the one hand, and Merrimack Pharmaceuticals, Inc., a Delaware corporation (“Merrimack”), on the other hand. Actavis and Merrimack shall be referred to herein collectively as the “Parties.”

WHEREAS, Actavis and Merrimack are parties to a Development, License and Supply Agreement, dated as of November 25, 2013 (the “Original Agreement”); and

WHEREAS, Actavis and Merrimack desire to amend the Original Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties to this Amendment agree as follows:

1. Exhibit A. Exhibit A of the Original Agreement is hereby amended to reflect that:

(a) Merrimack has transferred to Actavis, and Actavis has assumed from Merrimack, [**]. As a result, Merrimack is no longer responsible for the performance of such activities but, except as reflected in this Amendment, the Parties’ respective [**] responsibilities with respect to [**] remains unchanged;

(b) On November 11, 2014, Merrimack transferred the [**] to Actavis, and Actavis accepted the [**] from Merrimack. As a result, Actavis assumed responsibility for the [**] after November 11, 2014. Notwithstanding the foregoing, Merrimack will provide such assistance as may be reasonably requested by Actavis with respect to the [**];

(c) The phrase “[**]% of the cost of the current clinical protocol” in the first sentence of footnote ***** shall be deemed to equal $[**];

(d) When interpreting the “provided the total cost” language in the first sentence of footnote ***** (as amended by clause (c) above), the referenced total cost amount shall include up to $[**] of out-of-pocket costs incurred by Merrimack in connection with [**]; and

(e) Actavis will not invoice Merrimack for any internal costs related to [**]. For the avoidance of doubt, amounts billed by [**] are not internal costs of Actavis.

2. Exhibit C.

(a) The Milestone Payment contained in the second bullet of Exhibit C of the Original Agreement is hereby amended to reflect that Actavis shall pay [**].

(b) The Milestone Payment contained in the third bullet of Exhibit C of the Original Agreement is hereby amended to reflect that Actavis shall pay [**].

3. Miscellaneous. Except as provided herein, the Original Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement is executed as of the dates written below.

WATSON LABORATORIES, INC.		MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Daniel N. Motto	By:	/s/ Jeffrey A. Munsie
Name:	Daniel N. Motto	Name:	Jeffrey A. Munsie
Title:	SVP Business Development	Title:	General Counsel
Date:	January 21, 2015	Date:	1/23/15